                                                                     Exhibit 3.1


                        CERTIFICATE OF AMENDMENT OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                             BIG CITY BAGELS, INC.

                         Pursuant to Section 805 of the
                       New York Business Corporation Law

     We, the undersigned, being, respectively, the Chairman of the Board and Secretary of Big City Bagels, Inc. ("Corporation"), a corporation organized and exiting under the Business Corporation Law of the State of New York hereby certify:

     1. The name of the Corporation is Big City Bagels, Inc.

     2. The Certificate of Incorporation of the Corporation was filed with the Department of State of the State of New York on December 14, 1992.

     3. Article FOURTH of the Certificate of Incorporation of the Corporation relating to the number of shares the Corporation is authorized to issue is hereby amended by the addition of a provision stating the number, designation, relative rights, preferences and limitations of a series of Preferred Stock, par value $.001 per share, to be designated Class B Preferred Stock. Accordingly, Article FOURTH is hereby amended by the addition of a new subsection, subsection (d), to read as follows:

     (d) Class B Preferred Stock

         (i) Designations and Amount. 564,562 shares of the Preferred Stock of the Corporation, par value $.001 per share, shall constitute a class of Preferred Stock designated as "Class B Preferred Stock" ("Class B Preferred Stock").

         (ii) Liquidation Rights. If the Corporation shall be voluntarily or involuntarily liquidated, dissolved or wound up at any time when any of the Class B Preferred Stock shall be outstanding, the assets of the Corporation legally available for distribution shall be distributed ratably to the holders of Class B Preferred Stock (on the basis of the number of full shares of Common Stock into which such shares are then convertible pursuant to Section (d)(v)(B) hereof) and the holders of Common Stock.

         (iii) Dividends. No dividend or distribution in cash or other property on the Corporation's Common Stock shall be declared or paid or set apart for payment, unless, at the same time, an equivalent dividend or distribution is declared or paid or set apart, as the case may be, on the Class B Preferred Stock and payable on the same date, at the rate per share of Class B Preferred Stock based upon the shares of Common Stock that a holder of such Class B Preferred Stock would be entitled to receive if such holder had converted such Class B Preferred Stock into Common

        Stock as provided in Section (d)(v) hereof immediately prior to the record date for such dividend or distribution on the Common Stock.

        (iv) Voting Rights. Except as otherwise provided herein or by law, the holders of Class B Preferred Stock shall, by virtue of their ownership thereof, be entitled to cast the number of votes per share thereof on each matter submitted to the Corporation's shareholders for voting as is equal to the number of full shares of Common Stock into which such share is then convertible pursuant to Section (d)(v)(B) hereof assuming for this purpose that the Corporation is then authorized to issue a sufficient number of shares of Common Stock to effect a conversion of all outstanding Class B Preferred Stock. Such votes shall be cast together with those cast by the holders of Common Stock as one class except as otherwise provided herein or by law. The Class B Preferred Stock shall not have cumulative voting rights.

        (v)   Conversion of Class B Preferred Stock.

              (A) For the purposes of conversion, the Class B Preferred Stock shall be valued at $138.00 per share ("Value"), and, if converted, the Class B Preferred Stock, together with the accrued and unpaid cash dividends thereon to the date of conversion, shall be converted into Common Stock (the "Conversion Stock") at the conversion price ("Conversion Price") of $1.00 per share of Conversion Stock, subject to adjustment pursuant to the provisions of this Section (d)(v).

              (B) The holders of Class B Preferred Stock shall have the right, at their option, to convert such shares into Conversion Stock at any time that the Corporation has authorized but unissued a sufficient number of shares of Common Stock. Each holder of Class B Preferred Stock who desires to convert its Class B Preferred Stock into shares of Common Stock shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation and shall give written notice to the Corporation at such office that such holder elects to convert the same. Such notice shall state the number of shares of Class B Preferred Stock being converted. Thereupon, the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for that number of whole shares of Common Stock as shall be computed by dividing (1) the product of the aggregate number of Class B Preferred Stock so surrendered and the sum of the Value and the accrued and unpaid cash dividends with respect to such Class B Preferred Stock by (2) the Conversion Price for such shares of Class B Preferred Stock in effect at the date of such surrender. In the event of any exercise of the conversion right of the Class B Preferred Stock granted herein (i) stock certificates for the shares of Common Stock purchased by virtue of such exercise shall be delivered to such holder forthwith, and unless the Class B Preferred Stock has been fully converted, a new Class B Preferred Stock certificate, representing the Class B Preferred Stock not so converted, shall also be delivered to such holder forthwith, and (ii) stock certificates for the shares of Common Stock so purchased shall be dated the date of surrender of the Class B Preferred Stock certificate converted into such shares, and the holder making such surrender shall be deemed for all purposes to be the holder of the shares of Common Stock so purchased as of the date of such surrender.

           (C) Subject to the adjustment provided in Section (d)(v)(D) below, all shares of Common Stock which may be issued upon conversion of Class B Preferred Stock will, upon issuance, be duly issued, fully paid and non-assessable and free from all taxes, liens, and charges with respect to the issue thereof.

           (D) In the event the Corporation shall, at any time or from time to time while any of the shares of Class B Preferred Stock are outstanding, (i) pay a dividend or make a distribution with respect to Common Stock in shares of Common Stock, (ii) subdivide or split its outstanding shares of Common Stock into a larger number of shares, or (iii) combine its outstanding shares of Common Stock into a smaller number of shares, in each case whether by reclassification of shares, recapitalization of the corporation or otherwise, the Conversion Price shall be adjusted by multiplying the Conversion Price by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event, and the denominator of which is the number of shares of Common Stock outstanding immediately after such event. Such adjustment shall become effective at the opening of business on the business day next following the record date for determination of shareholders entitled to receive such dividend or distribution in the case of a dividend or distribution, and shall become effective immediately after the effective date in case of a subdivision, split, combination or reclassification; and any shares of Common Stock issuable in payment of a dividend shall be deemed to have been issued immediately prior to the close of business on the record date for such dividend.

           (E) Any notice required by the provisions of this Section (v) shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile, (iii) seven (7) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) two (2) business days after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices shall be addressed to the Corporation at its principle office and to each holder of record at the address of such holder appearing on the books of the Corporation.

           (F) The Corporation shall not be required to issue fractions of shares of Common Stock upon conversion of the Class B Preferred Stock or payment of any dividends. If any fractions of a share would, but for this section (vi)(F), be issuable upon any conversion of Class B Preferred Stock or payment of the Class B Preferred Stock, in lieu of such fractional share the Company shall round up or down to the nearest whole number of shares.

           (G) In order that the Corporation may issue shares of Common Stock upon conversion of shares of the Class B Preferred Stock and payment of any preferred dividends, the Corporation will endeavor to comply with all applicable Federal and state securities laws and will endeavor to list such shares of Common Stock to be issued upon conversion on each securities exchange on which Common Stock is listed at the time of conversion and endeavor to maintain such listing for such period of time as either the Class B Preferred Stock or Common Stock underlying such Class B Preferred Stock remains outstanding.

           (H) If any of the following shall occur; (i) any reclassification, subdivision combination or change of outstanding shares of Common Stock issuable upon conversion of shares of the Class B Preferred Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or (ii) any consolidation or merger of the Corporation with or into another corporation which does not constitute a liquidation under Section (d)(ii), then in addition to all of the rights granted to the holders of the Class B Preferred Stock as designated herein, the Corporation, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation or merger ("Corporate Change"), provide in its certificate of incorporation or other charter document that each share of the Class B Preferred Stock shall be convertible into the kind and amount of shares of capital stock and other securities and property (including cash) receivable upon such Corporate Change by a holder of the number of shares of Common Stock deliverable upon conversion of such share of the Class B Preferred Stock and the payment of the Preferred Dividend thereon immediately prior to the Corporate Change. If, in the case of any such Corporate Change, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock includes shares of capital stock or other securities and property of a corporation other than the corporation which is the successor of the Corporation in such Corporate Change, then the certificate of incorporation or other charter document of such other corporation shall contain such additional provisions to protect the interests of the holders of shares of the Class B Preferred Stock as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provision of this section (vi)(H) shall similarly apply to successive reclassifications, changes, consolidations or mergers.

           (I) The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this section (v)(I) and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Class B Preferred Stock against impairment.

     4. This Amendment has been adopted by the Board of Directors of the Corporation pursuant to authority conferred upon the Board of Directors by Article FOURTH of the Certificate of Incorporation of the Corporation and
Section 502 of the New York Business Corporation Law.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate this 13th day of June, 1999, and affirm the statements contained herein are true under penalties of perjury.


BIG CITY BAGELS, INC.

By: /s/ Mark Weinreb
    ---------------------------------------
Name: Mark Weinreb
Title: Chairman and Chief Executive Officer


By:
   ----------------------------------------
Name:
Title: Secretary

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                             BIG CITY BAGELS, INC.

                            ------------------------
                            UNDER SECTION 805 OF THE
                            BUSINESS CORPORATION LAW
                            ------------------------


     Big City Bagels, Inc. (the "Corporation"), by its Chairman of the Board and Secretary, hereby certifies as follows:

     1. The name of the Corporation is Big City Bagels, Inc.

     2. The Corporation's original Certificate of Incorporation was filed with the Department of State of the State of New York on December 14, 1992, and the Corporation's Restated Certificate of Incorporation was filed with the Department of State of the State of New York on February 2, 1996.

     3. The text of the Certificate of Incorporation is hereby amended to include a provision to implement a one-for-five reverse stock split of the outstanding shares of Common Stock.

     4. In order to effect the change set forth in paragraph 3 above, the text of paragraph (a) to Article Fourth of the Certificate of Incorporation of the Corporation is hereby amended to read in full as follows:

     "FOURTH": (a) The aggregate number of shares of stock which the Corporation shall have authority to issue is 26,000,000 shares, consisting of 25,000,000 shares, with a par value of $.001 per share, classified as common shares (the "Common Stock"), and 1,000,000 shares, with a par value of $.001 per share, classified as preferred shares (the "Preferred Stock").

     Each five shares of Common Stock, par value $.001 per share, issued and outstanding immediately prior to the effective date of this Certificate of Amendment shall without any action on the part of the holder thereof, be reclassified and changed into one fully paid and nonassessable share of Common Stock, par value $.001 per share, and each holder of record of a certificate for shares of Common Stock as of the close of business on the effective date of the Certificate of Amendment shall be entitled to receive, as soon as practicable, and upon surrender of such certificate, a certificate or certificates representing one share of Common Stock for each five shares of Common Stock represented by the certificate of such holder, with the next higher number of whole shares being issued in lieu of fractional shares.

     The number, par value and class of the issued shares changed and issued shares resulting from the change (plus such greater number of shares which will result from rounding) are as follows:

SHARES                                  NUMBER       PAR VALUE     CLASS
------                                  ------       ---------     -----

Issued shares changed                 7,218,208   $.001 per share   Common

Issued shares resulting from change   1,443,642   $.001 per share   Common

     The number, par value and class of the unissued shares of Common Stock, $.001 par value, shall be unchanged, except that the number of unissued shares shall increase as a result of the reduction in the number of issued shares resulting from the change in issued shares effected by this Certificate of Amendment.

     5. This Amendment to the Certificate of Incorporation was authorized by all of the members of the Board of Directors of the Corporation at a meeting held on June 19, 1998.

     6. Subsequent to the authorization by the Board of Directors, the amendment to the Certificate of Incorporation was approved and authorized by the affirmative vote of the holders of a majority of all of the outstanding shares of Common

Stock of the Corporation, entitled to vote at the Annual Meeting of Shareholders held on June 19, 1998.

     IN WITNESS WHEREOF, this Certificate of Amendment has been signed by Mark Weinreb, its Chairman of the Board, and Howard J. Fein, its Assistant Secretary, this 19th day of June, 1998, and they affirm the statements contained herein are true under penalties of perjury.

                                          /s/ Mark Weinreb
                                          -----------------------------------
                                          Mark Weinreb, Chairman of the Board
                                            and Chief Executive Officer


                                          /s/ Howard J. Fein
                                          -----------------------------------
                                          Howard J. Fein, Assistant Secretary

=============================================================================


                           CERTIFICATE OF CORRECTION

                                       OF

                        CERTIFICATE OF AMENDMENT OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                             BIG CITY BAGELS, INC.

                       ---------------------------------

                         PURSUANT TO SECTION 105 OF THE
                       NEW YORK BUSINESS CORPORATION LAW

                       ---------------------------------

     We, the undersigned, being, respectively, the Chairman of the Board and Assistant Secretary of Big City Bagels, Inc. ("Corporation"), a corporation organized and existing under the Business Corporation Law of the State of New York hereby certify:

     1. The name of the Corporation is Big City Bagels, Inc.

     2. The date the Certificate of Amendment of the Certificate of Incorporation to be corrected was filed with the Department of State of the State of New York is December 24, 1997.

     3. This Certificate of Correction is being filed to correct a typographical error which caused the amount "$0.2585" to appear as "$0.35" in new subsection
(c) added to Article Fourth of the Certificate of Incorporation by the Certificate of Amendment.

     4. The provision of the Certificate of Amendment of the Certificate of Incorporation which added a new subsection (c) to Article FOURTH is corrected to read as follows:

          "Article FOURTH of the Certificate of Incorporation of the Corporation relating to the number of shares the Corporation is authorized to issue is hereby amended by the addition of a provision stating the number, designation, relative rights, preferences and limitations of a series of Preferred Stock, par value $.001 per share, to be designated Class A Preferred Stock. Accordingly, Article FOURTH is hereby amended by the addition of a new subsection, subsection (c), to read as follows:

    "(c)   Class A Preferred Stock

     (i) Designations and Amount. 350,000 shares of the Preferred Stock of the Corporation, par value $.001 per share, shall constitute a class of Preferred Stock designated as "Class A Preferred Stock" ("Class A Preferred Stock"). The Class A Preferred Stock shall have a stated value of $10.00 per share ("Stated Value").

    "(ii) Redemption Rights. The Class A Preferred Stock shall be subject to redemption, in whole as a class and not in part, by the Corporation, at the Corporation's election, at any time, subject to the last sentence of this section (c)(ii), upon 30 days' prior written notice being mailed, by first class mail postage prepaid, to the addresses of the holders as recorded in the Corporation's records, at a redemption price ("Redemption Price") payable in cash equal to the sum of (z) 125% of the Stated Value of the shares being redeemed, plus (y) the Preferred Dividend (as defined below) accrued and unpaid thereon through the Redemption Date (as defined below). Payment of the Redemption Price, calculated on a per share basis, must be tendered to the holders of the Preferred Stock within 10 business days of the date fixed for redemption by the Corporation ("Redemption Date"). After 3:00 p.m. Eastern Time on the Redemption Date, the Class A Preferred Stock shall be deemed cancelled and the holders thereof shall have no further rights as shareholders of the Corporation, their sole right being the payment to them of the Redemption Price upon their surrender to the Corporation of the certificates representing the Class A Preferred Stock. The Corporation may redeem the outstanding Class A Preferred Stock only at such time as the registration statement ("Registration Statement") covering the resale by the holders thereof of the shares of Common Stock issuable upon conversion and the shares of Common Stock issuable in lieu of cash payment of the Preferred Dividend, has been declared effective by the Securities and Exchange Commission ("SEC") and the offering contemplated by the Registration Statement has been approved by the Corporate Financing Department of NASD Regulation, Inc. ("NASD CFD Approval") at the time notice of redemption is given by the Corporation to the holders and remains effective until the Redemption date.

    "(iii) Dividends. The holders of shares of Class A Preferred Stock shall be entitled to receive dividends at the rate of 8% per annum of Stated Value (or $0.80 per share) of the Class A Preferred Stock ("Preferred Dividend") from the date of issuance through the earlier of the Redemption Date or the Conversion Date (as defined below), payable, at the election of the Company, either in cash or in shares of Common Stock of the Company, on the next business day after the Conversion Date, or as part of the Redemption Price, as set forth above, such number of shares of Common Stock to be calculated in accordance with section (vi)(B) hereof. No dividends, other than dividends payable solely in shares of Common Stock of the Corporation, shall be declared or paid with respect to the Common Stock of the Corporation while the Class A Preferred Stock is outstanding.

    "(iv) Rights on Liquidation, Dissolution or Winding Up, Etc. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, as a result of which the assets of the Corporation, whether from capital, surplus or earnings, shall be distributed to the stockholders of the Company, such assets shall be distributed simultaneously to both the holders of the Common Stock and the holders of the Class A Preferred Stock, calculated as if the Class A Preferred Stock (together with Preferred Dividends through the record date for such distribution) was fully converted immediately prior to such distribution.

    "(v)   Voting Rights. The holders of Class A Preferred Stock shall not be entitled to vote on any matter, except as may be required by law.

    "(vi)  Conversion of Class A Preferred Stock.

          "(A) The holders of Class A Preferred Stock shall have the right, at such holders' option, at any time or from time to time, to convert each share of Class A Preferred Stock, together with the accrued Preferred Dividends thereon through the Conversion Date, into the number of shares of Common Stock calculated in accordance with section (vi)(B).

          "(B) The number of shares of Common Stock to be issued upon conversion of the Class A Preferred Stock and payment of the Preferred Dividend will be determined by dividing the Stated Value of the Class A Preferred Stock being converted, plus the Preferred Dividend accrued and unpaid thereon through the Conversion Date, by the greater of (i) 75% of the average Closing Bid Price (as hereinafter defined) of the Common Stock for the five consecutive trading days ending immediately prior to the date of the Written Notice (as hereinafter defined) or (ii) $0.2585. Notwithstanding the foregoing, if the Registration Statement has not been declared effective by the SEC and NASD CFD Approval has not been obtained on or before the close of business on the 120th day following the Closing (as defined in the last sentence of this section (vi)(B)), the aforementioned rate of 75% shall be reduced by 1% to 74% and by 1% per 30-day period thereafter (with no proration for partial periods; said 1% reduction, if any shall take effect at 12:01 a.m. on the 121st day following the Closing and each of the following four successive 1% reductions, if any, shall take effect on the 151st day following the Closing, the 181st day following the Closing, the 211th day following the Closing and on the 241st day following the Closing, respectively, up to an aggregate reduction of 5%, as long as the Registration Statement has not been declared effective and NASD CFD Approval has not been obtained. The "Closing Bid Price" shall mean the closing bid price for the Corporation's Common Stock, as reported by The Nasdaq Stock Market if the Common Stock is quoted on the Nasdaq National Market or Nasdaq SmallCap Market, or the last sales price of the Common Stock if the Common Stock is listed on a national securities exchange, whichever is the principal trading market for the Common Stock. If the Common Stock is not listed on a national securities exchange or quoted on the Nasdaq National Market or Nasdaq SmallCap Market, but is traded in the over-the-counter market, the Closing Bid Price shall mean the closing bid price for the Common Stock, as reported by the OTC Bulletin Board or the National Quotation Bureau, Incorporated, or similar publisher of such quotations. If the Closing Bid Price cannot be determined pursuant to the above, the Closing Bid Price shall be such price as the Board of Directors of the Company shall determine in good faith. For purposes of subsection (c) of Article Fourth, the term "Closing Data" shall mean December 31, 1997.

     "(C) Before any holder of Class A Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall give written notice ("Written Notice") to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Written Notice must be delivered via telecopier prior to 3:00 p.m. Eastern Time on any day and shall be deemed to be received by the Corporation upon receipt by it or by its general counsel. If Written Notice is delivered after 3:00 p.m. Eastern Time on any day, it shall be deemed to be received the next following business day. The Corporation shall, as soon as practicable, but not later than one business day after the date of receipt of the Written Notice, issue and deliver to a location in New York City designated by such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Simultaneously with such delivery, such holder shall surrender the certificate or certificates for the Class A Preferred Stock duly endorsed for transfer. Such conversion shall be deemed to have been made immediately prior to the close of business on the date which the Written Notice is received by the Corporation in accordance herewith ("Conversion Date"), and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such Conversion Date.

     "(D) The Corporation shall not be required to issue fractions of shares of Common Stock upon conversion of the Class A Preferred Stock or payment of the Preferred Dividend. If any fractions of a share would, but for this section (vi)(D), be issuable upon any conversion of Class A Preferred Stock or payment of the Preferred Stock, in lieu of such fractional share the Company shall round up or down to the nearest whole number of shares.

     "(E) The Corporation shall reserve and shall at all times have reserved out of its authorized but unissued shares of Common Stock sufficient shares of Common Stock to permit the conversion of the then outstanding shares of the Class A Preferred Stock and payment of the Preferred Dividend pursuant to this section (vi). All shares of Common Stock which may be issued upon conversion of shares of the Class A Preferred Stock and payment of the Preferred Dividend pursuant to this section (vi) shall be validly issued, fully paid and nonassessable. In order that the Corporation may issue shares of Common Stock upon conversion of shares of the Class A Preferred Stock and payment of the Preferred Dividend, the Corporation will endeavor to comply with all applicable Federal and state securities laws and will endeavor to list such shares of Common Stock to be issued upon conversion on each securities exchange on which Common Stock is listed and endeavor to maintain such listing for such period of time as either the Class A Preferred Stock or Common Stock underlying such Class A Preferred Stock remains outstanding.

     "(F) If any of the following shall occur: (i) any reclassification or change of outstanding shares of Common Stock issuable upon conversion of shares of the Class A Preferred Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or (ii) any consolidation or merger to which the Corporation is a party other than a merger in which the Corporation is the continuing corporation and which does not result in any reclassification of, or change in, outstanding shares of Common Stock, then in addition to all of the rights granted to the holders of the Class A Preferred Stock as designated herein, the Corporation, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation or merger ("Corporate Change"), provide in its certificate of incorporation or other charter document that each share of the Class A Preferred Stock shall be convertible into the kind and amount of shares of capital stock and other securities and property (including cash) receivable upon such Corporate Change by a holder of the number of shares of Common Stock deliverable upon conversion of such share of the Class A Preferred Stock and the payment of the Preferred Dividend thereon immediately prior to the Corporate Change. If, in the case of any such Corporate Change, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock includes shares of capital stock or other securities and property of a corporation other than the corporation which is the successor of the Corporation in such Corporate Change, then the certificate of incorporation or other charter document of such other corporation shall contain such additional provisions to protect the interests of the holders of shares of the Class A Preferred Stock as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provision of this section (vi)(F) shall similarly apply to successive reclassifications, changes, consolidations or mergers.

     "(G) If any Class A Preferred Stock is issued and outstanding on the third anniversary of the Closing Date, such Class A Preferred Stock and the Preferred Dividend thereon shall, without any action on the part of the holder thereof, be automatically converted into Common Stock on that date on the above terms.

     "(H) In the event any shares of Class A Preferred Stock shall be converted pursuant to section (vi) hereof, the shares of Class A Preferred Stock so converted shall be canceled.

     "(I) The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this section
(vi) and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Class A Preferred Stock against impairment."

     IN WITNESS WHEREOF, the undersigned have executed this Certificate this 16th day of January, 1998, and affirm the statements contained herein are true under penalties of perjury.


                                       BIG CITY BAGELS, INC.


                                       By: /s/ Mark Weinreb
                                           -------------------------------------
                                           Mark Weinreb, Chairman and Chief
                                             Executive Officer

                                       By: /s/ Peter M. Ziemba
                                           -------------------------------------
                                           Peter M. Ziemba, Assistant Secretary

                        CERTIFICATE OF AMENDMENT OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                             BIG CITY BAGELS, INC.

                      ------------------------------------

                         Pursuant to Section 805 of the
                       New York Business Corporation Law

                      ------------------------------------



     We, the undersigned, being, respectively, the Chairman of the Board and Assistant Secretary of Big City Bagels, Inc. ("Corporation"), a corporation organized and existing under the Business Corporation Law of the State of New York hereby certify:

     1.   The name of the Corporation is Big City Bagels, Inc.

     2. The Certificate of Incorporation of the Corporation was filed with the Department of State of the State of New York on December 14, 1992.

     3. Article FOURTH of the Certificate of Incorporation of the Corporation relating to the number of shares the Corporation is authorized to issue is hereby amended by the addition of a provision stating the number, designation, relative rights, preferences and limitations of a series of Preferred Stock, par value $.001 per share, to the designated Class A Preferred Stock. Accordingly, Article FOURTH is hereby amended by the addition of a new subsection, subsection (c), to read as follows:

     (c)  Class A Preferred Stock

     (i) Designations and Amount. 350,000 shares of the Preferred Stock of the Corporation, par value $.001 per share, shall constitute a class of Preferred Stock designated as "Class A Preferred Stock" ("Class A Preferred Stock"). The Class A Preferred Stock shall have a stated value of $10.00 per share ("Stated Value").

     (ii) Redemption Rights. The Class A Preferred Stock shall be subject to redemption, in whole as a class and not in part, by the Corporation, at the Corporation's election, at any time, subject to the last sentence of this section (c)(ii), upon 30 days' prior written notice being mailed, by first class mail postage prepaid, to the addresses of the holders as recorded in the Corporation's records, at a redemption price ("Redemption Price") payable in cash equal to the sum of (z) 125% of the Stated Value of the shares being redeemed, plus (y) the Preferred Dividend (as defined below) accrued and unpaid thereon through the Redemption Date (as defined below). Payment of the Redemption Price, calculated on a per share basis, must be tendered to the holders of the Preferred Stock within 10 business days of the date fixed for redemption by the Corporation ("Redemption Date"). After 3:00 p.m. Eastern Time on the Redemption Date, the Class A Preferred Stock shall be deemed cancelled and the holders thereof shall have no further rights as shareholders of the Corporation, their sole right being the payment to them of the Redemption Price upon their surrender to the Corporation of the certificates representing the Class A Preferred Stock. The Corporation may redeem the outstanding Class A Preferred Stock only at such time as the registration statement ("Registration Statement") covering the resale by the holders thereof of the shares of Common Stock issuable upon conversion and the shares of Common Stock issuable in lieu of cash payment of the Preferred Dividend, has been declared effective by the Securities and Exchange Commission ("SEC") and the offering contemplated by the Registration Statement has been approved by the Corporate Financing Department of NASD Regulation, Inc. ("NASD CFD Approval") at the time notice of redemption is given by the Corporation to the holders and remains effective until the Redemption date.

     (iii) Dividends. The holders of shares of Class A Preferred Stock shall be entitled to receive dividends at the rate of 8% per annum of Stated Value (or $0.80 per share) of the Class A Preferred Stock ("Preferred Dividend") from the date of issuance through the earlier of the Redemption Date or the Conversion Date (as defined below), payable, at the election of the Company, either in cash or in shares of Common Stock of the Company, on the next business day after the Conversion Date, or as part of the Redemption Price, as set forth above, such number of shares of Common Stock to be calculated in accordance with section (vi)(B) hereof. No dividends, other than dividends payable solely in shares of Common Stock of the Corporation, shall be declared or paid with respect to the Common Stock of the Corporation while the Class A Preferred
Stock is outstanding.

    (iv) Rights on Liquidation, Dissolution or Winding Up, Etc. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, as a result of which the assets of the Corporation, whether from capital, surplus or earnings, shall be distributed to the stockholders of the Company, such assets shall be distributed simultaneously to both the holders of the Common Stock and the holders of the Class A Preferred Stock, calculated as if the Class A Preferred Stock (together with Preferred Dividends through the record date for such distribution) was fully converted immediately prior to such distribution.

    (v) Voting Rights. The holders of Class A Preferred Stock shall not be entitled to vote on any matter, except as may be required by law.

    (vi)    Conversion of Class A Preferred Stock.

            (A) The holders of Class A Preferred Stock shall have the right, at such holders' option, at any time or from time to time, to convert each share of Class A Preferred Stock, together with the accrued Preferred Dividends thereon through the Conversion Date, into the number of shares of Common Stock calculated in accordance with section (vi)(B).

            (B) The number of shares of Common Stock to be issued upon conversion of the Class A Preferred Stock and payment of the Preferred Dividend will be determined by dividing the Stated Value of the Class A Preferred Stock being converted, plus the Preferred Dividend accrued and unpaid thereon through the Conversion Date, by the greater of (i) 75% of the average Closing Bid Price (as hereinafter defined) of the Common Stock for the five consecutive trading days ending immediately prior to the date of the Written Notice (as hereinafter
defined) or (ii) $0.35.   Notwithstanding the foregoing, if the Registration
Statement has not been declared effective by the SEC and NASD CFD Approval has not been obtained on or before the close of business on the 120th day following the Closing (as defined in the last sentence of this section (vi)(B)), the aforementioned rate of 75% shall be reduced by 1% to 74% and by 1% per 30-day period thereafter (with no proration for partial periods, said 1% reduction, if any, shall take effect at 12:01 a.m. on the 121st day following the Closing and each of the following four successive 1% reductions, if any, shall take effect on the 151st day following the Closing, the 181st day following the Closing, the 211th day following the Closing and on the 241st day following the Closing, respectively, up to an aggregate reduction of 5%, as long as the Registration Statement has not been declared effective and NASD CFD Approval has not been obtained. The "Closing Bid Price" shall mean the closing bid price for the Corporation's Common Stock, as reported by The Nasdaq Stock Market if the Common Stock is quoted on the Nasdaq National Market or Nasdaq SmallCap Market, or the last sales price of the Common Stock if the Common Stock is listed on a national securities exchange, whichever is the principal trading market for the Common Stock. If the Common Stock is not listed on a national securities exchange or quoted on the Nasdaq National Market or Nasdaq SmallCap Market, but is traded in the over-the-counter market, the Closing Bid Price shall mean the closing bid price for the Common Stock, as reported by the OTC Bulletin Board or the National Quotation Bureau, Incorporated, or similar publisher of such quotations. If the Closing Bid Price cannot be determined pursuant to the above, the Closing Bid Price shall be such price as the Board of Directors of the Company shall determine in good faith. For purposes of subsection (c) of Article Fourth, the term "Closing Date" shall mean December 31, 1997.

            (C) Before any holder of Class A Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall give written notice ("Written Notice") to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Written Notice must be delivered via telecopier prior to 3:00 p.m. Eastern Time on any day and shall be deemed to be received by the Corporation upon receipt by it or by its general counsel. If Written Notice is delivered after 3:00 p.m. Eastern Time on any day, it shall be deemed to be received the next following business day. The Corporation shall, as soon as practicable, but not later than one business day after the date of receipt of the Written Notice, issue and deliver to a location in New York City designated by such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Simultaneously with such delivery, such holder shall surrender the certificate or certificates for the Class A Preferred Stock duly endorsed for transfer. Such conversion shall be deemed to have been made immediately prior to the close of business on the date which the Written Notice is received by the Corporation in accordance herewith ("Conversion Date"), and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such Conversion Date.

            (D) The Corporation shall not be required to issue fractions of shares of Common Stock upon conversion of the Class A Preferred Stock or payment of the Preferred Dividend. If any fractions of a share would, but for this section (vi)(D), be issuable upon any conversion of Class A Preferred Stock or payment of the Preferred Stock, in lieu of such fractional share the Company shall round up or down to the nearest whole number of shares.

            (E) The Corporation shall reserve and shall at all times have reserved out of its authorized but unissued shares of Common Stock sufficient shares of Common Stock to permit the conversion of the then outstanding shares of the Class A Preferred Stock and payment of the Preferred Dividend pursuant to this section (vi). All shares of Common Stock which may be issued upon conversion of shares of the Class A Preferred Stock and payment of the Preferred Dividend pursuant to this section (vi) shall be validly issued, fully paid and nonassessable. In order that the Corporation may issue shares of Common Stock upon conversion of shares of the Class A Preferred Stock and payment of the Preferred Dividend, the Corporation will endeavor to comply with all applicable Federal and state securities laws and will endeavor to list such shares of Common Stock to be issued upon conversion on each securities exchange on which Common

Stock is listed and endeavor to maintain such listing for such period of time as either the Class A Preferred Stock or Common Stock underlying such Class A Preferred Stock remains outstanding.

            (F) If any of the following shall occur: (i) any reclassification or change of outstanding shares of Common Stock issuable upon conversion of shares of the Class A Preferred Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or (ii) any consolidation or merger to which the Corporation is a party other than a merger in which the Corporation is the continuing corporation and which does not result in any reclassification of, or change in, outstanding shares of Common Stock, then in addition to all of the rights granted to the holders of the Class A Preferred Stock as designated herein, the Corporation, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation or merger ("Corporate Change"), provide in its certificate of incorporation or other charter document that each share of the Class A Preferred Stock shall be convertible into the kind and amount of shares of capital stock and other securities and property (including cash) receivable upon such Corporate Change by a holder of the number of shares of Common Stock deliverable upon conversion of such share of the Class A Preferred Stock and the payment of the Preferred Dividend thereon immediately prior to the Corporate Change. If, in the case of any such Corporate Change, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock includes shares of capital stock or other securities and property of a corporation other than the corporation which is the successor of the Corporation in such Corporate Change, then the certificate of incorporation or other charter document of such other corporation shall contain such additional provisions to protect the interests of the holders of shares of the Class A Preferred Stock as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provision of this section (vi)(F) shall similarly apply to successive reclassifications, changes, consolidations or mergers.

            (G) If any Class A Preferred Stock is issued and outstanding on the third anniversary of the Closing Date, such Class A Preferred Stock and the Preferred Dividend thereon shall, without any action on the part of the holder thereof, be automatically converted into Common Stock on that date on the above terms.

            (H) In the event any shares of Class A Preferred Stock shall be converted pursuant to section (vi) hereof, the shares of Class A Preferred Stock so converted shall be canceled.

            (I) The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this section (vi) and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Class A Preferred Stock against impairment.

    4. This Amendment has been adopted by the Board of Directors of the Corporation pursuant to authority conferred upon the Board of Directors by Article FOURTH of the Certificate of Incorporation of the Corporation and
Section 502 of the New York Business Corporation Law.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate this 23rd day of December, 1997, and affirm the statements contained herein are true under penalties of perjury.


                                       BIG CITY BAGELS, INC.


                                       By: /s/ Mark Weinreb
                                           -------------------------------------
                                           Mark Weinreb, Chairman and Chief
                                             Executive Officer

                                       By: /s/ Peter M. Ziemba
                                           -------------------------------------
                                           Peter M. Ziemba, Assistant Secretary

                        CERTIFICATE OF AMENDMENT OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                             BIG CITY BAGELS, INC.

                            ------------------------
                            UNDER SECTION 805 OF THE
                            BUSINESS CORPORATION LAW
                            ------------------------


     Big City Bagels, Inc. (the "Corporation"), by its Chairman of the Board and Secretary, hereby certifies as follows:

     1.   The name of the Corporation is Big City Bagels, Inc.

     2. The Corporation's original Certificate of Incorporation was filed with the Department of State of the State of New York on December 14, 1992, and the Corporation's Restated Certificate of Incorporation was filed with the Department of State of the State of New York on February 2, 1996.

     3.   The text of the        Certificate of Incorporation is hereby amended
to change the aggregate number of shares which the Corporation shall have the authority to issue from 11,000,000 shares, consisting of 10,000,000 shares, with a par value of $.001 per share, classified as common shares, and 1,000,000 shares, with a par value of $.001 per share, classified as preferred shares, to 26,000,000 shares, consisting of 25,000,000 shares, with a par value of $.001 per share, classified as common shares, and 1,000,000 shares, with a par value of $.001 per share, classified as preferred shares.

     4.   In order to effect the change set forth in paragraph 3 above, the
text of paragraph (a) to Article Fourth of the         Certificate of
Incorporation of the Corporation is hereby amended to read in full as follows:

     "FOURTH: (a) The aggregate number of shares of stock which the Corporation shall have authority to issue is 26,000,000 shares, consisting of 25,000,000 shares, with a par value of $.001 per share, classified as common shares (the "Common Stock"), and 1,000,000 shares, with a par value of $.001 per share, classified as preferred shares (the "Preferred Stock").

     5.   This Amendment to the            Certificate of Incorporation was
authorized by the unanimous written consent of all of the members of the Board of Directors of the Corporation dated May 13, 1997.

     6.   Subsequent to the authorization by the Board of Directors, the
amendment to the         Certificate of Incorporation was approved and
authorized by the affirmative vote of the holders of a majority of all of the outstanding shares of Common Stock of the Corporation entitled to vote at the Annual Meeting of Shareholders held on July 1, 1997.

     IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been signed by Mark Weinreb, its Chairman of the Board, and Stanley Raphael, its Secretary, this 1st day of July, 1997, and they affirm the statements contained herein are true under penalties of perjury.


                                        /s/ Mark Weinreb
                                        ---------------------------------------
                                        Mark Weinreb, Chairman of the Board


                                        /s/ Stanley Raphael
                                        ---------------------------------------
                                        Stanley Raphael, Secretary

                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                             BIG CITY BAGELS, INC.

                            ------------------------
                            UNDER SECTION 807 OF THE
                            BUSINESS CORPORATION LAW
                            ------------------------

     Big City Bagels, Inc. (the "Corporation"), by its Chairman of the Board and Secretary, hereby certifies as follows:

     1.   The name of the Corporation is Big City Bagels, Inc.

     2. The Corporation's original Certificate of Incorporation was filed with the Department of State of the State of New York on December 14, 1992.

     3. The text of the Certificate of Incorporation is hereby restated and amended to: (a) change the description of the purposes for which the Corporation is formed; (b) change the aggregate number of shares which the Corporation shall have the authority to issue from 200 shares, no par value per share, to 11,000,000 shares, consisting of 10,000,000 shares, with a par value of $.001 per share, classified as common shares, and 1,000,000 shares, with a par value of $.001 per share, classified as preferred shares; (c) change the post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him; (d) change the provision eliminating the personal liability of directors of the Corporation; (e) add a provision requiring the Corporation to indemnify its directors and officers to the fullest extent permitted by the Business Corporation Law of New York; and
(f) add a provision eliminating preemptive rights of shareholders (collectively, the "Amendments").

     4. In order to effect clauses (a), (b), (c) and (d) reflected in Section 3 above, Article Second, with respect to the purposes of the Corporation, Article Fourth, with respect to capitalization, Article Fifth, with respect to the address for service of process, and Article Sixth (now re-numbered Article Eighth), with respect to the elimination of personal liability of directors, are hereby amended. In order to effect clauses (e) and
(f) reflected in Section 3 above, a new Article Sixth, with respect to the indemnification of directors and officers, and a new Article Seventh, with respect to the elimination of preemptive rights of shareholders, have been added to the Certificate of Incorporation. The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in full as follows:

     "FIRST: The name of the corporation is Big City Bagels, Inc. (hereinafter sometimes called "the Corporation").

     SECOND: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Business Corporation Law of New York. The Corporation shall not engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent of approval first being obtained.

     THIRD: The office of the Corporation in the State of New York is to be located in the County of Nassau.

     FOURTH: (a) The aggregate number of shares of stock which the Corporation shall have authority to issue is 11,000,000 shares, consisting of 10,000,000 shares, with a par value of $.001 per share, classified as common shares (the "Common Stock"), and 1,000,000 shares, with a par value of $.001 per share, classified as preferred shares (the "Preferred Stock").

             (b) The relative rights, preferences and limitations of the said classes of stock are as follows:

                 (i) Issuance in Series. The shares of the Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is hereby authorized, to the fullest extent permitted by the Business Corporation Law, including but not limited to Section 502 thereof, as the same may be amended and supplemented, to establish and designate one or more series of Preferred Stock and to fix and determine the number of shares which shall constitute each such series and the relative rights, preferences and limitations of each such series so established.

        (ii) Voting. Except as otherwise required by law, the holders of the Preferred Stock of any series shall have such voting rights in the Corporation as the Board of Directors of the Corporation shall fix and determine upon the establishment of such series. Except as otherwise required by law and except to the extent the holders of a series of Preferred Stock may be granted voting rights by the Board of Directors of the Corporation upon the establishment of such series, all voting rights of shareholders in the Corporation shall be vested exclusively in the holders of the Common Stock, who shall be entitled to one vote for each share of Common Stock.

        (iii) Dividends. So long as any shares of any series of Preferred Stock for which a preferred dividend may have been fixed and determined by the Board of Directors upon the establishment of such series remains outstanding, no dividend shall be paid or declared, and no distribution made, in respect of the Common Stock, other than a dividend payable in Common Stock, unless, at the date of such declaration, payment or distribution, all accumulated dividends, if any, on the then outstanding shares of such Preferred Stock for all past dividend periods and the then current dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart for payment.

        (iv) Dissolution, Liquidation or Winding Up. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, the holders of the Preferred Stock of any series then outstanding shall be entitled to receive out of the assets of the Corporation, before any distribution or payment shall be made to the holders of the Common Stock, the amount or amounts therefore as may have been fixed and determined for such series by the Board of Directors of the Corporation upon the establishment of such series, together with all dividends, if any, accrued thereon to the date fixed for distribution or payment and not theretofore paid or declared and set apart for payment.

     FIFTH: The Secretary of State is designated as the agent of the Corporation upon whom process against the Corporation may be served, and the address to which the Secretary of State shall mail a copy of any process against Corporation served upon him is c/o Graubard Mollert & Miller, 600 Third Avenue, New York, New York 10016; Attention Docket Clerk.

     SIXTH: The Corporation shall, to the fullest extent permitted by the Business Corporation Law of New York, as the same may be amended and supplemented, indemnify its officers and directors from and against any and all of the expenses, liabilities or other matters referred to in or covered by the Business Corporation Law of New York, and the Indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by law, agreement, vote of shareholders or disinterested directors or otherwise, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

     SEVENTH: No holder of shares of stock of the Corporation, because of his ownership of such shares, shall have a preemptive or other right to purchase, subscribe for, receive or take any part of any shares of the Corporation of any class, or any securities convertible into, exchangeable for, or carrying a right or option to purchase its shares of any class, whether now or hereafter authorized, and whether issued, optioned, sold or offered for sale by the Corporation for cash or other consideration.

     EIGHTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (b) of Section 402 of the Business Corporation Law of New York, as the same may be amended and supplemented. Neither the amendment nor repeal of this Article EIGHTH, nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article EIGHTH, shall eliminate or reduce the effect of this Article EIGHTH in respect of any matter occurring, or any cause of action, suit or claims that, but for this Article EIGHTH, would accrue or arise, prior to such amendment or repeal, or adoption of an inconsistent provision."

     5. Each of the Corporation's shares of Common Stock, without par value, issued as of the date hereof ("Old Issued Common Shares"), is hereby changed into one newly-authorized share of Common Stock, par value $.001 per share ("New Issued Common Shares"). As a result of this change, 100 Old Issued Common Shares, in the aggregate, have been changed into 100 New Issued Common Shares in the aggregate. Each of the Corporation's shares of Common Stock, without par value, not issued as of the date hereof ("Old Unissued Common Shares"), is hereby changed into 99,999 newly-authorized shares of Common Stock, par value $.001 per share ("New Unissued Common Shares") and 10,000 newly-authorized shares of Preferred Stock, par value $.001 per share ("New Issued Preferred Shares"). As a result of this change, 100 Old Unissued Common Shares, in the aggregate, have been changed into 9,999,900 New Unissued Common Shares and 1,000,000 New Unissued Preferred Shares.

     6. This Restatement of the Certificate of Incorporation, including the Amendments, was authorized by the unanimous written consent of all of the members of the Board of Directors of the Corporation dated January 9, 1996.

     7. Subsequent to the authorization by the Board of Directors, the Amendments were approved and authorized by unanimous written consent of the holders of all outstanding shares entitled to vote thereon dated January 9, 1996.

     IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been signed by Mark Weinreb, its Chairman of the Board, and Stanley Raphael, its Secretary, this 23rd day of January, 1996, and they affirm the statements contained herein are true under penalties of perjury.


                                         /s/ Mark Weinreb
                                         -----------------------------------
                                         Mark Weinreb, Chairman of the Board

                                         /s/ Stanley Raphael,
                                         -----------------------------------
                                         Stanley Raphael, Secretary